EXHIBIT 23.1

CONSENT OF Independent Registered Public Accounting Firm

TheStreet, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-189503, No. 333-145295 and No. 333-185023) of TheStreet, Inc. of our reports dated February 28, 2014, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

New York, New York

February 28, 2014